EXHIBIT 10.1

Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fourth Amendment”) is made and entered into as of July 6, 2020, by and between EAST WEST BANK, a Delaware corporation (“Bank”), and NEW AGE BEVERAGES CORPORATION, a Washington corporation (“Borrower”).

WHEREAS, Borrower and Bank are party to that certain Loan and Security Agreement, dated as of March 29, 2019, by and between Borrower, as borrower, and Bank, as lender (as amended by that certain First Amendment, Waiver and Consent to Loan and Security Agreement, dated as of July 11, 2019, that certain Second Amendment and Waiver to Loan and Security Agreement, dated as of October 9, 2019, that certain Third Amendment and Waiver to Loan and Security Agreement, dated as of March 13, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower and Bank desire to amend certain provisions of the Loan Agreement; and

WHEREAS, pursuant to Section 12.7 of the Loan Agreement, the Loan Agreement may be amended by an instrument in writing signed by Borrower and Bank.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. This Fourth Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

2. Amendment to Section 6. Section 6 is hereby amended by inserting a new Section 6.17 immediately after Section 6.16 as follows:

“Additional Equity Investments. Borrower shall deliver to Bank (i) no later than June 30, 2020 (as such date may be extended in Bank’s sole discretion) evidence, in form and substance satisfactory to Bank, that Borrower has received cash equity investments in an aggregate amount no less than $15,000,000 during the six month period ending June 30, 2020 and (ii) no later than December 31, 2020 (as such date may be extended in Bank’s sole discretion) evidence, in form and substance satisfactory to Bank, that Borrower has received cash equity investments in an aggregate amount no less than the sum of (x) $30,000,000 and (y) the Permitted Redemption Amount, during the 12 month period ending December 31, 2020, in each case, pursuant to documents, terms and conditions satisfactory to Bank.”

3. Amendment to Section 7.6. Section 7.6 is hereby amended and restated in its entirety as follows:

“Maintenance of Collateral Accounts. (a) Maintain any Collateral Account in the United States, or permit any Subsidiary to do so, except pursuant to the terms of Section 6.8 hereof.

(b) Suffer or permit the amount of cash in the USD Restricted Cash Account to be less than $7,375,000 (subject to reduction as set forth in the proviso to this Section 7.6(b)) at any time; provided that, notwithstanding anything herein to the contrary, the required balance of the USD Restricted Cash Account pursuant to this Section 7.6(b) shall be reduced on a dollar-for-dollar basis with any payments of any principal amount of the Term Loan Advance paid to Bank from the USD Restricted Cash Account pursuant to Section 2.8(d); provided further that, notwithstanding anything herein to the contrary, the required balance of the USD Restricted Cash Account pursuant to this Section 7.6(b) shall be increased on a dollar-for-dollar basis with any cash transferred from the RMB Restricted Cash Account to the USD Restricted Cash Account.

(c) Suffer or permit the amount of cash in the RMB Restricted Cash Account to be less than the equivalent of $7,350,000 at any time due to any fluctuation in currency exchange rates; provided that upon the balance in the RMB Restricted Cash Account falling below the equivalent of $7,350,000, Borrower shall have three Business Days to deposit additional amounts into the RMB Restricted Cash Account to cause the balance of the RMB Restricted Cash Account to be no less than the equivalent of $7,700,000; provided further that notwithstanding anything herein to the contrary, the required balance of the RMB Restricted Cash Account pursuant to this Section 7.6(c) shall be reduced on a dollar-for-dollar basis with any cash transferred from the RMB Restricted Cash Account to the USD Restricted Cash Account.”

4. Amendment to Section 7.7. Section 7.7 is hereby amended and restated in its entirety as follows:

“Distributions; Investments. (a) Other than as contemplated by Section 7.1(g) and (j), above, pay any dividends or make any distribution or payment or redeem, retire or purchase any Capital Stock; provided that Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; provided further that, prior to December 31, 2020, Borrower may repurchase or redeem its Capital Stock in an aggregate amount not to exceed $1,200,000 (such repurchased or redeemed amount, the “Permitted Redemption Amount”); or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prohibit any repatriation of funds from Foreign Subsidiaries to Borrower or any of its Domestic Subsidiaries.”

5. Amendment to Section 7.14. Section 7.14 is hereby deleted.

6. Amendment to Section 8.2(a). Section 8.2(a) is hereby amended and restated in its entirety as follows:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.17 or violates any covenant in Section 7; or”

7. Amendments to Section 13.1. Section 13.1 of the Loan Agreement is hereby amended by adding the following defined term in correct alphabetical order:

“Permitted Redemption Amount” is defined in Section 7.7.

8. Conditions to Effectiveness. This Fourth Amendment shall become effective upon receipt by Bank of counterpart signatures to this Fourth Amendment duly executed and delivered by Bank and Borrower.

9. Expenses. Borrower agrees to pay on demand all expenses of Bank (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to Bank) incurred in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment.

10. Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:

(a) After giving effect to this Fourth Amendment, the representations and warranties contained in the Loan Agreement or any other Loan Document shall be true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(b) After giving effect to this Fourth Amendment, no default or Event of Default shall have occurred and be continuing.

11. No Implied Amendment or Waiver. Except as expressly set forth in this Fourth Amendment, this Fourth Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Bank under the Loan Agreement or alter, modify, amend, waive or in any way affect any of the terms, obligations or covenants contained in the Loan Agreement, all of which shall continue in full force and effect. Nothing in this Fourth Amendment shall be construed to imply any willingness on the part of Bank to agree to or grant any similar or future consent, amendment or waiver of any of the terms and conditions of the Loan Agreement or the other Loan Documents.

12. Release. Borrower hereby acknowledges and agrees that: (a) to its knowledge neither it nor any of its Affiliates have any claim or cause of action against Bank (or any of its Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement as of the date hereof and (b) to its knowledge, as of the date hereof, Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower under the Loan Agreement. Notwithstanding the foregoing, Bank wishes to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Bank’s rights, interests and/or remedies under the Loan Agreement. Accordingly, for and in consideration of the agreements contained in this Fourth Amendment and other good and valuable consideration, Borrower (for itself and its Affiliates and the successors and assigns of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Bank and its Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, in each case that exist or have occurred on or prior to the date of this Fourth Amendment which any Releasor has heretofore had or now shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement, or any act, event or transaction related or attendant thereto, or Bank’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of Borrower, or the making of any advance thereunder, or the management of such advance, in each case on or prior to the date of this Fourth Amendment.

13. Counterparts. This Fourth Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by e-mail (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

14. Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NEW AGE BEVERAGES CORPORATION,
as Borrower

By:	/s/ Gregory A. Gould
Name:	Gregory A. Gould
Title:	Chief Financial Officer

EAST WEST BANK,
as Bank

By:	/s/ Pa Cheng
Name:	Pa Cheng
Title:	Portfolio Manager, VP

Signature Page to Fourth Amendment to Loan and Security Agreement